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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 SUPERVALU INC.

                                    * * * * *


     SUPERVALU INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of SUPERVALU INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Restated Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

          "That the total number of shares which this Corporation is authorized to issue is 401,000,000 shares, of which 400,000,000 shares of the par value $1.00 per share are designated Common Stock and 1,000,000 shares of no par value are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

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     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said SUPERVALU INC. has caused this certificate to be signed by David L. Boehnen, its Executive Vice President, this first day of July, 2002.



                                       By: /s/ David L. Boehnen
                                           -------------------------------------
                                           David L. Boehnen
                                           Executive Vice President

ATTEST:

By: /s/ John P. Breedlove
    ------------------------------
    John P. Breedlove
    Corporate Secretary